Exhibit 10.44

OPTION EXECUTION ADDENDUM TO INDUSTRIAL LEASE

THIS ADDENDUM TO THE BASIC LEASE AGREEMENT, dated the 28th day of December 1999, by and between MAYA PLANTATION, INC. located at 1351 Northwest 78th Avenue, Miami, Dade County, Florida 33126. Hereinafter referred to as “Lessor”, and FLOWER FARM DIRECT/PROFLOWERS, INC., currently located at 1650 South Dixie Highway, Boca Raton, FL 33432, hereinafter collectively referred to as “Lessee”.

RECITALS

WHEREAS, Lessee has leased certain portions of the premises described as being and situated in Dade County, Florida, with a street address at 1351 Northwest 78 Avenue, Miami, Dade County, Florida (“Demised Premises”), from MAYA PLANTATION, INC. (“Lessor”) under a separate lease agreement between Lessor and Lessee, (herein referred to as the “Basic Lease”), which is attached hereto as Exhibit “A” and incorporated herein by this reference: and

WHEREAS, Lessee chooses to exercise its’ option of extending the Basic Lease as provided in section 2.B. Lessor for and in consideration of the covenants and agreements hereinafter set forth does hereby amend the Basic Lease to Lessee and Lessee does hereby hire from Lessor those additional portions of a certain parcel of real estate and all improvements thereon located in and/or around such real estate (hereinafter called the “Premises” or Demised Premises”) lying, being and situated in Dade County, Florida, with a street address at 1351 Northwest 78th Avenue, Miami, Dade County, Florida 33126, for the term hereinafter stated, for the amended rents hereinafter reserved; and subject to the terms and provision of this Addendum, containing certain warehouse space, more particularly described in Exhibit ”B”, attached hereto; and certain office space, more particularly described in Exhibit ”C”, attached hereto;

NOW THEREFORE, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The above recitations are true and accurate and are incorporated herein by reference.

2. Basic Lease agreement will be extended for a period of twenty-one (21) months commencing January 25, 2002.

3. Rent: Base rental beginning January 25, 2002, shall be adjusted to $282,385.40 per annum and is comprised of approximately 1,763 useable square feet for the office space (2,115 rentable square feet which includes a 20 % increase over the 1,763 useable square feet for the non-exclusive use of common areas), approximately 1,365 of restrooms and employee’s cafeteria, approximately 12,700 rentable square feet for the warm cooler spaces and approximately 9,686 rentable for the cold cooler storage space, as indicated in the attached Exhibits, which shall be payable in advance, in total equal monthly installments of $ 23,532.12 plus Sales Tax without prior demand therefore. Except $20,216.05 plus sales tax, for the month of January 2002. The Base Rental per Square Foot shall be increased annually following the 21st month of the lease term as follow: During the renewal period for any option duly exercised, the Base Rent shall be adjusted by increasing the Base Rent of the last year of the lease term by three and one-half (3.5%) percent.

4. Common Area: As additional rent, Lessee agrees to pay to Lessor, with payment to be made simultaneously with the respective monthly payments of Base Rent, a pro rata share or Lessee’s

Proportionate Share of the total operating cost of the upkeep, repair and maintenance of the common areas, (defined as Common Areas).

5. Lessee will have three (3) one-year options to renew the Lease. Lessor shall provide Notice to Lessee, in accordance with Paragraph 20 of the Lease, (with a copy to):

PROFLOWERS.COM

ATT’N: Chief Financial Officer

5005 Wateridge Vista Drive, 2nd Floor

San Diego, CA 92121

no later than two hundred forty (240) days prior to, and no earlier than two hundred seventy (270) days prior to, the expiration of the current Lease term of Lessee’s opportunity to exercise its option. Lessee shall inform Lessor of Lessee’s intent to exercise any such option in writing via registered mail no later than sixty (60) days after receipt of Lessor’s notice.

No later than one hundred and fifty (150) days prior to the expiration of the current lease term, Lessee will have the Right of First Refusal for the premises as outlined in this Addendum.

6. Entire Agreement: This Addendum and the Basic Lease contain the entire agreement between the parties hereto and all previous negotiations leading hereto and it may be modified only by an agreement in writing signed and sealed by the Lessee and Lessor.

IN WITNESSES WHEREOF, the Lessee and Lessor have duly signed and executed these presents at Dade County, on this 19th day of December 2001.

Signed, Sealed, and Delivered In Presence of:	LESSOR
MAYA PLANTATION, INC.

Witnesses

/s/	By:	/s/ Ralph Milman
Operation Manager	Title:	President

As to Lessee	LESSEE

FLOWER FARM DIRECT/PROFLOWERS INC.
Witnesses

/s/ Marlene Mitchell	By:	/s/ Abraham J. Wynperle
Operations Manager	Title:	President

12,700 Production Cooler	12,700.00 x 10.40	= 132,080.00
1,365 Emp. Rest rooms & Cafet.	1,365.00 x 10.40	= 14,196.00
1,763 Office space (incl. com)	2,115.00 x 13.52	= 28,594.80
9,686 Storage cooler	9,686.00 x 11.10	= 107,514.60
282,385.40

P/MONTH	$23,532.12

Appendix I

This appendix is deemed part of the Addendum to the Lease by and between MAYA PLANTATION, INC. as “Lessor” and FLOWER FARM DIRECT/PROFLOWERS, INC. as “Lessee” dated December 17th, 2001

It is understood between the parties to this Addendum that Lessee intends to effect certain repairs to the Premises. Within 14 days after the execution of this Addendum, Lessor shall provide Lessee with price quotes, for work to be performed, which is the financial responsibility of Lessee under the terms of this Appendix. Lessee shall respond within seven (7) days of its intention to accept, reject, or obtain competitive bids from contractors of its choosing. Said contractors to be licensed, of a reputable firm and in good standing. In the event Lessee elects to secure such competitive bids, Lessor shall have seven (7) days from receipt of said bids to approve the proposed work. Said approval shall not be unreasonably withheld. No rejection by Lessee of bids from Lessee’s contractors shall be deemed a waiver by Lessee of Lessee’s approval for said modifications.

The financial responsibility marked “MP” under the Party Responsible for Payment column for the following repairs, improvement or modification shall be borne by Lessor and shall not be considered as operating expenses under the terms of the Lease. Items marked “PF” under the same column reflects Proflowers’ financial responsibility for these items.

Estimated Completion Date: All work shall be completed in a workmanlike manner, in compliance with all applicable governmental codes, within the number of days stated in the ‘Date Completed’ column below. Said number of days shall begin upon execution of this Addendum (in the case of Lessor’s work), or upon mutual approval by Lessor and Lessee of bids for Lessee’s work (in the case of Lessee’s work).

1. Parking: Pursuant to Dade County codes

The parking lot of the building will be allocated in accordance with Dade county code. The parking spots closest to the building should be clearly labeled “Proflowers employees only, all others towed at own expense”.

Issues to be addressed	Party Responsible For Payment		Estimated Completion Date		Lessor Signature by Lessor
■ 3 additional parking spots should be added in front of the fountain if permitted by code.	■	MP	■	30	■	RK
■ Maya plantation will provide a written authorization to call the towing company and assist in executing a mutually agreed upon towing policy.	■	MP	■	20	■	RK
■ PF will issue PF parking stickers in accordance with the above-mentioned policy.	■	PF	■	10	■	RK

■ The parking lots should be cleaned and supervised by Maya Plantation in an improved manner.	■	MP	■	10	■	RK
■ The parking lot must be repainted every 18 months. First coat of paint should be done upon signing of this agreement.	■	MP	■	NA	■	RK
■ Parking spot lines need to be painted near the front parking lot of the building where Floral Logistics currently resides. If permitted by code and law.	■	MP	■	20	■	RK

2. Sign issue: Pursuant to sub chapter #27 of the lease agreement

Issues to be addressed	Party Responsible For Payment		Estimated Completion Date		Lessor Signature
■ The building’s numbers should be painted in purple as in PF logo and be a minimum of 6” in height.	■	MP	■	20	■	RK

3. Repairs and Maintenance issues: Pursuant to sub chapter #10 of the lease agreement:

Issues to be addressed	Party Responsible For Payment		Estimated Completion Date		Lessor Signature
■ The front and side of the building should be painted.	■	MP	■	20	■	RK
■ The lighting in the cooler needs to be replaced, when fluorescent bulbs are not working, they need to be replaced immediately.	■	PF	■	20	■	RK
■ Complete the molding around the lobby area.	■	PF	■	60	■	RK
■ The landscaping around the parking lots needs to be improved, to maintain an esthetically attractive environment.	■	MP	■	20	■	RK

■ The window in the Production office needs to be replaced. It cannot be cleaned to our satisfaction and it needs to be replaced.	■	PF		■	60	■	RK
■ The molding around this window needs to be replaced as well, since the wallpaper is peeling off.	■	PF		■	60	■	RK
■ Carpeting throughout our office area needs to be replaced with a decent quality carpet. It is badly stained and smells.	■	PF		■	30	■	RK
■ Roofing needs to be repaired professionally with a release from a roofing contractor prior to lease signing.	■	Done (accord ing to MP	)	■	NA	■	RK
■ New toilet seats and urinal for all bathrooms in the cafeteria. These bathrooms need to be painted. The flooring will be replaced with vinyl tile.	■	PF		■	30	■	RK
■ The cafeteria needs to be painted up to the ceiling, not mid wall.	■	PF		■	20	■	RK
■ The cement floor in the cooler must be repaired by someone other than the Lessor’s personnel. It has never been fixed satisfactorily. It must be done correctly.	■	MP		■	30	■	RK
■ The whole cooler floor area painted with gray paint and covered with a sealant.	■	PF		■	30	■	RK
■ Professionally fix the potholes in the truck parking area (dock doors area).	■	MP		■	45	■	RK

4. Other improvements and Alterations: Pursuant to sub chapter #11 of the lease agreement:

Issues to be addressed	Party Responsible For Payment		Estimated Completion Date		Lessor Signature
■ Add 4 picnic tables to the outside courtyard, and add an awning to keep the rain out.	■	PF	■	20	■	RK
■ Change the two key entry/exit to the building so that whomever gets in, can get out.	■	MP	■	10	■	RK
■ Air conditioning needs to be added to the cafeteria and the bathrooms. There is no air movement and with the bathrooms in the cafeteria, it is unsanitary.	■	PF	■	60	■	RK
■ Need to add 3 ceiling fans to the ceiling of the cafeteria.	■	PF	■	60	■	RK

5. Others: Pursuant to Dade County Codes

Issues to be addressed	Party Responsible For Payment		Estimated Completion Date		Lessor Signature
■ We will be adding a lock to the door at the bottom of the stairs, and at the front receiving door that will only admit PF employees with proper identification (a bar coded id badge). So we need your approval.	■	MP	■	30	■	RK
■ Maya Plantation’s forklift needs to be moved.	■	MP	■	60	■	RK

■ We will be making additional capital improvements, and need to ensure this is OUR facility, where others just rent the offices on the other side of the building. No other companies, or personnel other than Proflowers employees will have access to our end of the office, the Production cooler, the Production cooler Cafeteria, the Production cooler Restrooms and cold cooler areas.	■	PF	■	20	■	RK

MP = Maya Plantation

PF = Proflowers

[GRAPHIC]

FLOWER FARM WAREHOUSE

EXHIBIT “B”

MAYA PLANTATION

[GRAPHIC]

FLOWER FARM DIRECT

OFFICES

EXHIBIT C